EXHIBIT 99.01

         Keynote Announces Fiscal Second Quarter 2007 Results

    --  Total Revenue of $16.7 Million Increased 31% Compared to
        Fiscal Second Quarter 2006

    -- Achieved GAAP Net Income of $30,000, or $0.00 per Share, and Non-GAAP Net Income of $1.4 Million, or $0.08 per Share

    --  Delivered $6.9 Million in Cash from Operations and $5.5
        Million in Free Cash Flow

    --  Second Quarter Results Met Company's Previous Revenue and
        Earnings Guidance and Exceeded Cash Flow Guidance


    SAN MATEO, Calif.--(BUSINESS WIRE)--May 1, 2007--Keynote Systems (Nasdaq:KEYN), the global leader in Internet and mobile test and measurement services, today announced financial results for its fiscal second quarter ended March 31, 2007.

    Umang Gupta, chairman and CEO of Keynote, said: "Our team once again delivered strong financial results with solid execution across most business units. Our Mobile Test and Measurement (MTM) business continues to exceed projections; our Internet Test and Measurement business performed in line with company expectations; and although Customer Experience Test and Measurement revenue declined, our stringent cost containments created efficiencies resulting in positive contribution margins."

    Gupta continued, "During the past 12 months, we have achieved synergies between our existing Keynote mobile business and our acquired SIGOS software, particularly with customer acquisitions and technology exchange. Our MTM business, most of which is attributable to Keynote SIGOS, has grown significantly and now contributes 26 percent of our total revenue. The second quarter MTM GAAP revenue grew to $4.3 million, an eight fold increase compared to second quarter 2006. Also net deferred revenue reached $19.5 million at March 31, 2007."

    Second Quarter 2007 Financial Summary

    Revenue for the second quarter of fiscal year 2007 was $16.7 million, an increase of six percent compared to the preceding quarter and a 31 percent increase compared to the second quarter of fiscal year 2006. Net income for the second quarter of fiscal year 2007, which included $1.0 million in stock-based compensation expenses, a $193,000 income tax benefit, and a $760,000 charge for amortization of intangible assets required under generally accepted accounting principles (GAAP), was $30,000, or $0.00 per diluted share. This compared to net income of $264,000, or $0.01 per diluted share, for the preceding quarter, and net loss of $154,000, or $0.01 per basic and diluted share, for the second quarter a year ago.

    The non-GAAP net income for the quarter was $1.4 million, or $0.08 per diluted share, compared to non-GAAP net income of $551,000, or $0.03 per diluted share, for the preceding quarter, and non-GAAP net income of $1.5 million, or $0.08 per diluted share, for the second quarter a year ago. The company defines non-GAAP net income or loss as net income or loss adjusted for provision for income taxes, less cash tax expense, stock-based compensation expense, and amortization of purchased intangibles. Non-GAAP net income per share equals non-GAAP net income divided by the weighted diluted share count as of that period end.

    Cash, Free Cash Flow and Deferred Revenue Summary

    Keynote SIGOS' revenue recognition policy under GAAP requires the amortization of most of Keynote SIGOS' software license revenue over a 12-month to 36-month period depending on the length of a contract. As such, until Keynote SIGOS' revenue normalizes with quarterly billings, management believes cash provided by operating activities, free cash flow and deferred revenue are also important metrics to measure and manage Keynote's financial performance.

    For the quarter, cash provided by operating activities was $6.9 million, compared to $4.7 million in the prior quarter and $2.5 million in the second quarter of 2006. Cash used for purchases of property, equipment and software totaled $1.4 million for the second quarter of 2007, compared to $704,000 in the prior quarter and $640,000 for the same period last year. Keynote generated free cash flow, defined as cash flow from operations less cash used for purchases of property, equipment, and software, of $5.5 million for the quarter, compared to $4.0 million in the prior quarter and $1.9 million for the same period last year.

    Keynote's net deferred revenue was $19.5 million at March 31, 2007, up 33 percent compared to $14.7 million at December 31, 2006 and up 174 percent from $7.1 million at March 31, 2006.

    "Strong contributions from Keynote SIGOS drove cash from operations and free cash flow to an all time high," said Gupta. "Based on the last six months' performance and third quarter expectations, we believe fiscal 2007 will be a record year for cash from operations."

    The company had $93.2 million in total cash, cash equivalents and short-term investments as of March 31, 2007. As previously announced, $10.6 million was paid out in the second fiscal quarter as a performance earn-out to SIGOS' shareholders under the terms of the purchase agreement for the acquisition of SIGOS by Keynote.

    Operational Metrics Summary

    As of March 31, 2007, Keynote's total worldwide customer base was approximately 2,650 companies, up from approximately 2,400 companies in the same quarter a year ago. Keynote currently provides its services to 68 percent of the comScore Media Metrix's top 50 Web sites and approximately half of the Fortune 100 companies. As of March 31, 2007, Keynote measured approximately 10,500 Internet pages, as compared to 9,300 Internet pages in the same quarter a year ago.

    Expectations for the Third Quarter of Fiscal Year 2007

    The following company outlook for the third quarter of fiscal 2007 also includes expectations for Keynote SIGOS. The company consolidated Keynote SIGOS' financial reporting under U.S. GAAP rules starting April 3, 2006. U.S. GAAP requires Keynote SIGOS' system license revenue to be ratably recognized over the initial duration of each customer contract, which ranges from 12 months to 36 months.

    As a result of the aforementioned accounting, Keynote will be able to recognize as revenue only a fraction of Keynote SIGOS sales during fiscal 2007. Accordingly, the acquisition will be dilutive to Keynote's U.S. GAAP net income, although cash flow from operations is expected to be positive.

    The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the third fiscal quarter ending June 30, 2007:

    -- Total revenue is expected to be between $16.7 million and $17.2 million.

    -- Net earnings (loss) per share are expected to be between $(0.02) and $0.02.

    -- Non-GAAP earnings per share are expected to be between $0.05 and $0.08.

    -- Cash provided by operating activities is expected to be between $3.5 million and $4.0 million.

    -- Free cash flow is expected to be between $2.0 million and $2.5 million.

    The above guidance was based on the following assumptions. Total stock-based compensation expense and amortization of intangible assets is currently expected to be approximately $1.8 million. Interest income, net is expected to be approximately $1.0 million, assuming no material changes in interest rates and currently planned uses of cash. Cash paid for income taxes is expected to be approximately $400,000, assuming no changes in required tax payments. Basic weighted average shares outstanding are expected to be approximately 17.3 million shares and diluted weighted average shares outstanding are expected to be approximately 18.0 million shares, assuming no additional issuances of equity or equity-related securities.

    Conference Call

    Keynote will host a conference call and simultaneous webcast at 2:00 pm (PST) today, May 1, 2007. To access the call in the U.S., please dial (866) 271-6228; international callers please dial (706) 679-4457, approximately 10 minutes prior to the start of the conference call. The pass code is #4925751. The webcast of the call will be available at the investor section of our web site at www.keynote.com. The replay will be available after the call by telephone by dialing (800) 642-1687 in the U.S. and 706-645-9291 internationally; the pass code is #4925751. The webcast is at the investor section of our Web site at www.keynote.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that are not purely historical regarding the Company or management's intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company's current expectations.

    Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote's expected revenue, earnings per share, cash flow from operations, income tax rate and other future financial results. It is important to note that actual outcomes and Keynote's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote's ability to successfully market and sell its current services to new or existing customers, Keynote's ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote's various services fluctuates and the extent to which revenue from other service lines, can continue to increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote's ability to retain customers of SIGOS, Keynote's ability to operate SIGOS and manage related costs successfully, Keynote's ability to retain key employees, including key employees of SIGOS particularly after the payment of the earn out payment is made, pricing pressure with respect to Keynote's services, Keynote's ability to increase sales of its CEM services, and the risk that its prior organizational changes will not result in improved results, unforeseen expenses, competition in Keynote's markets, integration of acquired companies or technologies and costs associated with any future acquisitions, Keynote's ability to manage expanded international operations, Keynote's ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, and the success of Keynote's international operations. Readers should also refer to the risks outlined in Keynote's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2006, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

    All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

    About Keynote

    Keynote Systems (Nasdaq:KEYN) is the global leader in test & measurement solutions that improve mobile communications and online business performance. As an independent and trusted third-party, Keynote provides IT and marketing executives with an unbiased view into their Internet services from around the world. For over a decade, we have been providing measurement data and testing capabilities that allow companies to understand and improve their customer's online and mobile experience. Keynote has four test and measurement businesses:
Web performance, mobile quality, streaming & VoIP, and customer experience/UX. In addition, our industry analysis group called Keynote Competitive Research publishes proprietary studies measuring customer experience and service levels across a wide range of industries.

    Known as The Mobile and Internet Performance Authority(TM), Keynote has a market-leading infrastructure of 2,400 measurement computers and mobile devices in over 240 geographic locations around the world. Keynote also maintains one of the most representative panels of online users consisting of 160,000 consumers. Our on-demand, hassle-free infrastructure allows businesses to access services they need, when they need them to pinpoint and fix mobile quality and Internet problems before they impact customers.

    We help over 2,600 corporate customers become "the best of the best" by helping them improve online business performance and mobile communications quality. Our customers represent top mobile and Internet companies including American Express, BP, Caterpillar, Dell, Disney, eBay, ESPN Mobile, E*TRADE, Expedia, FedEx, Microsoft,
SonyEricsson, Sprint, T-Mobile, Verizon and Vodafone.

    Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at (650) 403-2400.

    Keynote, The Internet Performance Authority and Perspective are registered trademarks and The Mobile and Internet Performance
Authority is a trademark of Keynote Systems, Inc. Other trademarks are the property of their respective owners. (C) 2007 Keynote Systems, Inc.


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)
                             (Unaudited)


                              Three months ended     Six months ended
                           Mar 31   Dec 31   Mar 31   Mar 31   Mar 31
                             2007     2006     2006     2007     2006
                          -------- -------- -------- -------- --------
Revenue:
  Subscription services   $13,936  $12,713  $ 9,947  $26,649  $19,767
  Professional services     2,778    3,102    2,792    5,880    6,688
                          -------- -------- -------- -------- --------
    Total revenue          16,714   15,815   12,739   32,529   26,455

Expenses:
  Costs of subscription
   services                 2,840    3,141    1,552    5,981    3,011
  Costs of professional
   services                 2,207    2,123    2,210    4,330    4,655
  Research and
   development              2,877    2,872    2,091    5,749    4,080
  Sales and marketing       5,037    4,629    4,020    9,666    7,389
  Operations                1,948    1,842    1,847    3,790    3,494
  General and
   administrative           2,378    2,379    1,702    4,757    3,911
  Excess occupancy income     (21)     (27)     (40)     (48)     (50)
  Amortization of
   identifiable
   intangible assets          760      759      418    1,519      815
                          -------- -------- -------- -------- --------
    Total expenses         18,026   17,718   13,800   35,744   27,305
                          -------- -------- -------- -------- --------

    Loss from operations   (1,312)  (1,903)  (1,061)  (3,215)    (850)


Interest income and
 other, net                 1,149    1,121    1,280    2,270    2,388
                          -------- -------- -------- -------- --------

(Loss) income before
 provision for income
 taxes                       (163)    (782)     219     (945)   1,538

(Provision) benefit for
 income taxes                 193    1,046     (373)   1,239   (1,105)
                          -------- -------- -------- -------- --------


    Net income (loss)     $    30  $   264  $  (154) $   294  $   433
                          ======== ======== ======== ======== ========

Income (loss) per share:
    Basic                 $  0.00  $  0.02  $ (0.01) $  0.02  $  0.02
    Diluted               $  0.00  $  0.01  $ (0.01) $  0.02  $  0.02

Weighted average common
 shares outstanding:
    Basic                  17,284   17,116   18,902   17,199   18,812
    Diluted                17,986   17,686   18,902   17,827   19,762


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (unaudited)

                                              March 31,  September 30,
                                                 2007         2006
                                              ------------------------

Assets
Current assets:
  Total cash, cash equivalents and short-term
   investments                                $  93,240  $     90,751
  Accounts receivable, net                        6,002         7,122
  Inventory                                       1,157           876
  Prepaids, deferred costs and other current
   assets                                         3,487         2,655
  Deferred tax assets                             1,452         1,389
                                              ---------- -------------
    Total current assets                        105,338       102,793

Deferred costs                                      970             -
Property and equipment, net                      34,444        34,464
Goodwill                                         60,666        48,676
Identifiable intangible assets, net               8,959        10,105
Deferred tax assets                               4,352         3,114
                                              ---------- -------------

  Total assets                                $ 214,729  $    199,152
                                              ========== =============


Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                            $     791  $      1,558
  Accrued expenses                               10,777        10,748
  Current portion of capital lease obligation        22            31
  Deferred revenue, net                          16,485         9,691
                                              ---------- -------------
  Total current liabilities                      28,075        22,028

  Long term portion of capital lease
   obligation                                        40            50
  Long term deferred revenue, net                 3,057           958
  Long term deferred tax liability                2,866         2,727
                                              ---------- -------------
  Total liabilities                              34,038        25,763
                                              ---------- -------------

Stockholders' equity:
  Common stock                                       17            19
  Treasury stock                                      -       (21,150)
  Additional paid-in capital                    314,467       330,398
  Accumulated deficit                          (137,284)     (137,578)
  Accumulated other comprehensive income          3,491         1,700
                                              ---------- -------------

  Total stockholders' equity                    180,691       173,389
                                              ---------- -------------

  Total liabilities and stockholders' equity  $ 214,729  $    199,152
                                              ========== =============


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                             (unaudited)

                            Three months ended       Six months ended
                         Mar 31    Dec 31   Mar 31   Mar 31    Mar 31
                          2007      2006     2006     2007      2006
                        --------- -------- -------- --------- --------


Cash flows from
 operating activities:
  Net (loss) income     $     30  $   264  $  (154) $    294  $   433
  Adjustments to
   reconcile net (loss)
   income to net cash
   provided by
   operating
   activities:
    Depreciation and
     amortization          1,086    1,093      919     2,179    1,824
    Stock-based
     compensation          1,004      920      908     1,924    1,704
    Charges to bad debt
     and billing
     adjustment
     reserves                 65       83       33       148      116
    Amortization of
     intangible assets       760      759      418     1,519      815
    Deferred tax assets
     and liabilities      (1,412)     525      283      (887)     891
    (Accretion)
     amortization of
     debt investment
     premium                 (50)    (245)     118      (295)     265
    Changes in
     operating assets
     and liabilities,
     net of acquired
     assets and
     liabilities:
      Accounts
       receivable, net     1,682     (648)     771     1,034       (4)
      Inventories           (454)     217        -      (237)       -
      Prepaids and
       other assets         (712)  (1,021)    (422)   (1,733)      81
      Accounts payable
       and accrued
       expenses              201   (1,108)  (1,471)     (907)    (468)
      Deferred revenue     4,675    3,841    1,123     8,516      789
                        --------- -------- -------- --------- --------
          Net cash
           provided by
           operating
           activities      6,875    4,680    2,526    11,555    6,446
                        --------- -------- -------- --------- --------

Cash flows from
 investing activities:
  Purchase of property,
   equipment and
   software               (1,383)    (704)    (640)   (2,087)  (1,392)
  Purchase of
   businesses and
   assets                    (28)    (307)    (142)     (335)  (2,662)
  Payment of earnout
   from acquisition      (10,587)       -            (10,587)
  Sales (purchases) of
   short-term
   investments, net       (4,967)   1,033   19,720    (3,934)  19,506
                        --------- -------- -------- --------- --------
        Net cash
         provided by
         (used in)
         investing
         activities      (16,965)      22   18,938   (16,943)  15,452
                        --------- -------- -------- --------- --------

Cash flows from
 financing activities:
  Repayment of credit
   facility                   (8)     (15)     (11)      (23)     (20)
  Repurchase of
   outstanding common
   stock                       -        -     (107)        -   (1,586)
  Proceeds from
   issuance of common
   stock and exercise
   of stock options        2,545      745    1,025     3,290    2,796
                        --------- -------- -------- --------- --------
        Net cash
         provided by
         financing
         activities        2,537      730      907     3,267    1,190
                        --------- -------- -------- --------- --------

Effect of exchange rate
 changes on cash and
 cash equivalents            117       83       20       200       20
                        --------- -------- -------- --------- --------

Net (decrease) increase
 in cash and cash
 equivalents              (7,436)   5,515   22,391    (1,921)  23,108
Cash and cash
 equivalents at
 beginning of the
 period                   51,177   45,662   47,651    45,662   46,934
                        --------- -------- -------- --------- --------

Cash and cash
 equivalents at end of
 the period (1)         $ 43,741  $51,177  $70,042  $ 43,741  $70,042
                        ========= ======== ======== ========= ========

(1) Excludes $49.5 million, $44.4 million, and $67.2 million of short-term investments at March 31, 2007, December 31, 2006, and March 31, 2006, respectively.


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                   GAAP TO NON-GAAP RECONCILIATION
                (In Thousands, except per share data)
                             (Unaudited)

                              Three months ended     Six months ended
                           Mar 31   Dec 31  Mar 31,   Mar 31  Mar 31,
                             2007     2006     2006     2007     2006
                          -------- -------- -------- -------- --------
Revenue categories:

   Internet Subscriptions $ 9,040  $ 8,884  $ 8,876  $17,924  $17,658
   Internet Engagements     1,333    1,497      905    2,830    2,032
                          -------- -------- -------- -------- --------
Subtotal Internet Revenue  10,373   10,381    9,781   20,754   19,690
   Mobile Subscriptions     4,316    3,203      488    7,519    1,027
   Mobile Engagements           -        -        -        -        -
                          -------- -------- -------- -------- --------
Subtotal Mobile Revenue     4,316    3,203      488    7,519    1,027
CEM Subscriptions             580      626      583    1,206    1,082
CEM Engagements             1,445    1,605    1,887    3,050    4,656
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue        2,025    2,231    2,470    4,256    5,738
                          -------- -------- -------- -------- --------
Total Revenue             $16,714  $15,815  $12,739  $32,529  $26,455
                          ======== ======== ======== ======== ========

Non-GAAP net income and
 income per share:

GAAP net income (loss)    $    30  $   264  $  (154) $   294  $   433
Provision (benefit) for
 income taxes                (193)  (1,046)     373   (1,239)   1,105
    Stock based
     compensation (a)       1,004      920      908    1,924    1,704
Amortization of purchased
 intangibles                  760      759      418    1,519      815
Non GAAP income before
 income tax                 1,601      897    1,545    2,498    4,057
Cash tax expense              240      346       80      586      187
                          -------- -------- -------- -------- --------
Non GAAP net income       $ 1,361  $   551  $ 1,465  $ 1,912  $ 3,870
                          ======== ======== ======== ======== ========

Weighted average common
 shares outstanding
 (diluted):                17,986   17,686   18,902   17,827   19,762
Non GAAP income per share $  0.08  $  0.03  $  0.08  $  0.11  $  0.20

(a) Stock based
 compensation by
 category:
Costs of subsciption
 services                 $    40  $    41  $     -  $    81  $     -
Costs of professional
 services                     128      136      161      264      282
Research and development      209      210      215      419      401
Sales and marketing           316      280      255      596      501
Operations                    144      146      183      290      333
General and
 administrative               167      107       94      274      187
                          -------- -------- -------- -------- --------
                          $ 1,004  $   920  $   908  $ 1,924  $ 1,704
                          ======== ======== ======== ======== ========


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                            REVENUE DETAIL
                            (In Thousands)
                             (Unaudited)

                                                              Twelve
                                                               months
                                  Three months ended            ended
                           Dec 31  March 31 June 30  Sept 30  Sept 30
                          -------- -------- -------- -------- --------

FY 2007

   Internet Subscriptions $ 8,884  $ 9,040
   Internet Engagements     1,497    1,333
                          -------- -------- -------- -------- --------
Subtotal Internet Revenue  10,381   10,373
Mobile Subscriptions        3,203    4,316
   CEM Subscriptions          626      580
   CEM Engagements          1,605    1,445
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue        2,231    2,025
                          -------- -------- -------- -------- --------
Total Revenue             $15,815  $16,714
                          ======== ======== ======== ======== ========

FY 2006

   Internet Subscriptions $ 8,782  $ 8,876  $ 8,909  $ 9,096  $35,663
   Internet Engagements     1,127      905      714    1,103    3,849
                          -------- -------- -------- -------- --------
Subtotal Internet Revenue   9,909    9,781    9,623   10,199   39,512
Mobile Subscriptions          539      488    1,949    2,409    5,385
   CEM Subscriptions          499      583      590      647    2,319
   CEM Engagements          2,769    1,887    1,705    1,931    8,292
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue        3,268    2,470    2,295    2,578   10,611
                          -------- -------- -------- -------- --------
Total Revenue             $13,716  $12,739  $13,867  $15,186  $55,508
                          ======== ======== ======== ======== ========

FY 2005

   Internet Subscriptions $ 8,625  $ 8,783  $ 9,160  $ 8,883  $35,451
   Internet Engagements       822    1,082      881    1,026    3,811
                          -------- -------- -------- -------- --------
Subtotal Internet Revenue   9,447    9,865   10,041    9,909   39,262
Mobile Subscriptions          803      338      442      585    2,168
   CEM Subscriptions          595      531      441      432    1,999
   CEM Engagements          2,743    2,431    2,541    2,548   10,263
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue        3,338    2,962    2,982    2,980   12,262
                          -------- -------- -------- -------- --------
Total Revenue             $13,588  $13,165  $13,465  $13,474  $53,692
                          ======== ======== ======== ======== ========

FY 2004

   Internet Subscriptions $ 8,364  $ 8,416  $ 8,688  $ 8,957  $34,425
   Internet Engagements       812      808      813    1,196    3,629
                          -------- -------- -------- -------- --------
Subtotal Internet Revenue   9,176    9,224    9,501   10,153   38,054
Mobile Subscriptions          358      414      555      700    2,027
   CEM Subscriptions           73      111      420      518    1,122
   CEM Engagements            116       70      238      776    1,200
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue          189      181      658    1,294    2,322
                          -------- -------- -------- -------- --------
Total Revenue             $ 9,723  $ 9,819  $10,714  $12,147  $42,403
                          ======== ======== ======== ======== ========


                Keynote Systems, Inc. and Subsidiaries

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                           DEFERRED REVENUE
                (In thousands, except per share data)
                             (Unaudited)


                                    March 31,  December 31,  March 31,
                                       2007         2006        2006
                                    ---------- ------------- ---------

Deferred revenue, net
  Domestic                          $   6,639  $      6,659  $  6,472
  International                        12,903         8,050       661
                                    ---------- ------------- ---------
  Total                             $  19,542  $     14,709  $  7,133

Add back: unpaid deferred revenue
  Domestic                          $   4,608  $      1,820  $  1,273
  International                         1,993         7,090        11
                                    ---------- ------------- ---------
  Total                             $   6,601  $      8,910  $  1,284

Deferred revenue, gross
  Domestic                          $  11,247  $      8,479  $  7,745
  International                        14,896        15,140       672
                                    ---------- ------------- ---------
  Total                             $  26,143  $     23,619  $  8,417

    CONTACT: Keynote Systems, Inc.
             Dan Berkowitz, 650-403-3305 (Public Relations) dberkowitz@keynote.com
             Kirsten Chapman, 415-433-3777 (Investor Relations)
             Moriah Shilton, 415-433-3777 (Investor Relations) mshilton@lhai.com